As filed with the Securities and Exchange Commission on May 4, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEALTH CARE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	34-1096634
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4500 Dorr Street

Toledo, Ohio 43615

(419) 247-2800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

George L. Chapman

Chairman, Chief Executive Officer and President

Health Care REIT, Inc.

4500 Dorr Street

Toledo, Ohio 43615

(419) 247-2800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mary Ellen Pisanelli, Esq.

Shumaker, Loop & Kendrick, LLP

North Courthouse Square

1000 Jackson Street

Toledo, Ohio 43604

(419) 241-9000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)
Debt Securities
Common Stock, $1.00 par value
Preferred Stock, $1.00 par value
Depositary Shares representing Preferred Stock(2)
Warrants
Units(3)

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	Each Depositary Share will be issued under a deposit agreement, will represent an interest in a fractional share of Preferred Stock and will be evidenced by a depositary receipt.
(3)	Units consist of any combination of one or more Debt Securities or other securities, including Preferred Stock, Depositary Shares, Common Stock, Warrants or any combination thereof.

HEALTH CARE REIT, INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

UNITS

We may periodically offer and sell, in one or more offerings:

•	debt securities

•	shares of common stock

•	shares of preferred stock

•	depositary shares

•	warrants to purchase debt securities, preferred stock, depositary shares or common stock

•	units consisting of one or more debt securities or other securities

We may offer these securities from time to time on terms we will determine at the time of offering. We will provide the specific terms of the securities being offered in supplements to this prospectus prepared in connection with each offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. You should read this prospectus, the supplement for the specific security being offered and any related free writing prospectus carefully before you invest.

We may offer these securities directly, through agents we designate periodically, or to or through underwriters or dealers. If designated agents or underwriters are involved in the sale of any of the securities, we will disclose in the prospectus supplement their names, any applicable purchase price, fee, compensation arrangement between or among them, and our net proceeds from such sale. See “Plan of Distribution.” No securities may be sold without the delivery of the applicable prospectus supplement describing the securities and the method and terms of their offering.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “HCN.” Our executive offices are located at 4500 Dorr Street, Toledo, Ohio 43615, telephone number: 419-247-2800, facsimile: 419-247-2826, and website: www.hcreit.com. Unless specifically noted otherwise in this prospectus, all references to “we,” “us,” “our,” or the “Company” refer to Health Care REIT, Inc. and its subsidiaries.

Investing in our securities involves risk. See “Risk Factors” beginning on page 1 of this prospectus.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described under the heading “Where You Can Find Additional Information” and “Documents Incorporated By Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement. You should rely only on the information contained and incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. Neither we nor the underwriters have authorized any other person to provide you with different or inconsistent information from that contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus, the applicable prospectus supplement and any related free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

RISK FACTORS

Our business is subject to certain risks, which are discussed in our most recent Annual Report on Form 10-K, as amended or updated, under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to:

•	the status of the economy;

•	the status of capital markets, including availability and cost of capital;

•

issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance;

•	changes in financing terms;

•	competition within the health care, seniors housing and life science industries;

•	negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans;

•	our ability to transition or sell facilities with profitable results;

•	the failure to make new investments as and when anticipated;

•	acts of God affecting our properties;

•	our ability to re-lease space at similar rates as vacancies occur;

•	our ability to timely reinvest sale proceeds at similar rates to assets sold;

•	operator/tenant or joint venture partner bankruptcies or insolvencies;

•	the cooperation of joint venture partners;

•	government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements;

•	regulatory approval and market acceptance of the products and technologies of life science tenants;

•	liability or contract claims by or against operators/tenants;

•	unanticipated difficulties and/or expenditures relating to future acquisitions;

•	environmental laws affecting our properties;

•	changes in rules or practices governing our financial reporting;

•	the movement of U.S. and foreign exchange rates; and

•	legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention.

Updated information relating to such risks, as well as additional risks specific to the securities to be offered hereby, will be set forth in the prospectus supplement relating to such offered securities.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” as that term is defined under federal securities laws. These forward-looking statements include, but are not limited to, those regarding:

•	the possible expansion of our portfolio;

•	the sale of properties;

•	the performance of our operators/tenants and properties;

•	our ability to enter into agreements with new viable tenants for vacant space or for properties that we take back from financially troubled tenants, if any;

•	our occupancy rates;

•	our ability to acquire, develop and/or manage properties;

•	our ability to make distributions to stockholders;

•	our policies and plans regarding investments, financings and other matters;

•	our ability to successfully manage the risks associated with international expansion and operations;

•	our tax status as a real estate investment trust;

•	our critical accounting policies;

•	our ability to appropriately balance the use of debt and equity;

•	our ability to access capital markets or other sources of funds; and

•	our ability to meet earnings guidance.

When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties.

We assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC covering the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the securities.

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our Internet website at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to our Internet website is not, and shall not be deemed to be, a part of, or incorporated by reference into this prospectus. You can review these SEC filings and the registration statement by accessing the SEC’s Internet site at http://www.sec.gov. You also may read and copy the registration statement and any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These filings with the SEC are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus does not contain all the information set forth in the registration statement. We have omitted certain parts consistent with SEC rules. For further information, please see the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means:

•	we consider incorporated documents to be part of this prospectus;

•	we may disclose important information to you by referring you to those documents; and

•	information we subsequently file with the SEC will automatically update and supersede the information in this prospectus.

This prospectus incorporates by reference the following documents we filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

Annual Report on Form 10-K for the year ended December 31, 2011, including information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on March 29, 2012;

•	Current Reports on Form 8-K filed on January 31, 2012, February 27, 2012, February 29, 2012, March 5, 2012, March 8, 2012, March 21, 2012, March 29, 2012 and April 4, 2012;

•

The description of our common stock as set forth in our registration statement filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on Form 8-A on June 17, 1985, including any amendment or report for the purpose of updating such description;

•

The description of the rights to purchase our Series A Junior Participating Preferred Stock, par value $1.00 per share, associated with our common stock, as set forth in our registration statement filed under the Exchange Act on Form 8-A on August 3, 1994, including any amendment or report for the purpose of updating such description;

•

The description of our 6.50% Series I Cumulative Convertible Perpetual Preferred Stock as set forth in the registration statement filed under the Exchange Act on Form 8-A on March 3, 2011, including any amendment or report for the purpose of updating such description;

•

The description of our 6.50% Series J Cumulative Redeemable Preferred Stock as set forth in the registration statement filed under the Exchange Act on Form 8-A on March 6, 2012, including any amendment or report for the purpose of updating such description; and

•	All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering;

other than the portions of such documents that by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the SEC or are not required to be incorporated herein by reference.

This prospectus summarizes material provisions of contracts and other documents to which we refer. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. Upon oral or written request, we will provide each person receiving this prospectus a free copy of any or all documents incorporated by reference into this prospectus. You may direct such requests to:

Erin C. Ibele

Senior Vice President-Administration and Corporate Secretary

Health Care REIT, Inc.

4500 Dorr Street

Toledo, Ohio 43615

(419) 247-2800

THE COMPANY

We are a real estate investment trust that has been at the forefront of seniors housing and health care real estate since the Company was founded in 1970. We are an S&P 500 company headquartered in Toledo, Ohio and our portfolio spans the full spectrum of seniors housing and health care real estate, including seniors housing communities, skilled nursing facilities, medical office buildings, inpatient and outpatient medical centers and life science facilities. Our capital programs, when combined with comprehensive planning, development and property management services, make us a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets.

Our principal executive offices are located at 4500 Dorr Street, Toledo, Ohio, 43615, and our telephone number is (419) 247-2800. Our website address is www.hcreit.com. The information on our website is not part of this prospectus.

Our primary objectives are to protect stockholder capital and enhance stockholder value. We seek to pay consistent cash dividends to stockholders and create opportunities to increase dividend payments to stockholders as a result of annual increases in rental and interest income and portfolio growth. To meet these objectives, we invest across the full spectrum of seniors housing and health care real estate and diversify our investment portfolio by property type, customer and geographic location.

For additional information regarding our business, please see the information under the heading “Business” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes which may include repaying advances under our unsecured lines of credit, repaying other outstanding indebtedness and investing in health care and seniors housing properties. Until the proceeds from a sale of securities by us are applied to their intended uses, they may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to any such offering or in any free writing prospectus we have authorized for use in connection with any such offering.

RATIOS OF EARNINGS TO FIXED CHARGES AND

EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The table below sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our combined fixed charges and preferred stock dividends. For purposes of calculating these ratios, “earnings” includes income from continuing operations before extraordinary items, excluding the equity earnings in a less than 50% owned subsidiary, plus fixed charges and reduced by capitalized interest. “Fixed charges” consists of interest on all indebtedness and the amortization of loan expenses or interest expensed and capitalized and the amortized premiums, discounts and capitalized expenses related to indebtedness.

	Year Ended December 31,
	2007	2008	2009	2010	2011
Consolidated ratio of earnings to fixed charges (unaudited)	1.72	1.85	1.92	1.43	1.51
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends (unaudited)	1.43	1.58	1.64	1.25	1.27

In computing the ratio of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on the following:

•	4,000,000 shares of 7 7/8% Series D Cumulative Redeemable Preferred Stock issued in July 2003, which were redeemed by the Company in April 2012.

•	1,060,000 shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock issued in September 2003, which were eliminated from our certificate of incorporation in November 2010.

•	7,000,000 shares of 7 5/8% Series F Cumulative Redeemable Preferred Stock issued in September 2004, which were redeemed by the Company in April 2012.

•	2,100,000 shares of 7.5% Series G Cumulative Convertible Preferred Stock issued in December 2006, which were eliminated from our certificate of incorporation in November 2010.

•	349,854 shares of 6% Series H Cumulative Convertible and Redeemable Preferred Stock issued in December 2010.

•	14,375,000 shares of 6.50% Series I Cumulative Convertible Perpetual Preferred Stock issued in March 2011.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may offer under this prospectus one or more of the following categories of our securities:

•	debt securities, in one or more series;

•	shares of our common stock, par value $1.00 per share;

•	shares of our preferred stock, par value $1.00 per share, in one or more series;

•	depositary shares, representing interests in our preferred stock, in one or more series;

•	warrants to purchase any of the foregoing securities; and

•	units consisting of any combination of the foregoing securities.

The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement or any free writing prospectus relating to such offering.

Our certificate of incorporation authorizes us to issue 400,000,000 shares of common stock and 50,000,000 shares of preferred stock. Of our preferred stock:

•	13,000 shares have been designated as Junior Participating Preferred Stock, Series A;

•	4,000,000 shares have been designated as 7 7/8% Series D Cumulative Redeemable Preferred Stock;

•	7,000,000 shares have been designated as 7 5/8% Series F Cumulative Redeemable Preferred Stock;

•	349,854 shares have been designated as 6% Series H Cumulative Convertible and Redeemable Preferred Stock;

•	14,375,000 shares have been designated as 6.50% Series I Cumulative Convertible Perpetual Preferred Stock; and

•	11,500,000 shares have been designated as 6.50% Series J Cumulative Redeemable Preferred Stock.

As of April 30, 2012, we had outstanding 213,818,411 shares of common stock, 349,854 shares of Series H Preferred Stock, 14,375,000 shares of Series I Preferred Stock and 11,500,000 shares of Series J Preferred Stock. All of the outstanding shares of Series D Preferred Stock and Series F Preferred Stock were redeemed by the Company in April 2012.

Our common stock is listed on the New York Stock Exchange under the symbol “HCN.” We intend to apply to list any additional shares of common stock that are issued and sold hereunder. Our Series I Preferred Stock and Series J Preferred Stock are listed on the New York Stock Exchange under the symbols “HCN PrI” and “HCN PrJ,” respectively. We may apply to list shares of any series of preferred stock or any depositary shares which are offered and sold hereunder, as described in the applicable prospectus supplement or any free writing prospectus relating to such preferred stock or depositary shares.

For a discussion of the taxation of the Company and the material federal tax consequences to you as a holder of our common stock and debt securities offered under this prospectus, see “Item 1 — Business — Taxation —Federal Income Tax Considerations” included in our most recent Annual Report on Form 10-K. The applicable prospectus supplement or any free writing prospectus delivered with this prospectus will provide any necessary information about additional federal income tax considerations, if any, related to the particular securities being offered.

DESCRIPTION OF DEBT SECURITIES

The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be guaranteed on a secured or unsecured, senior or subordinated basis, by one or more of our subsidiaries. The debt securities will be issued under one or more indentures between us and a specified trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain provisions or anticipated provisions of the indentures.

The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the indenture, dated as of March 15, 2010, between us and The Bank of New York Mellon Trust, N.A., as trustee (the “senior debt indenture”), for senior debt securities and the forms of indentures for senior subordinated and junior subordinated debt securities which we have filed as exhibits to the registration statement of which this prospectus is a part. We will file any final indentures for senior subordinated and junior subordinated debt securities and supplemental indentures for senior debt securities or senior subordinated or junior subordinated debt securities if we issue debt securities of this type. See “Where You Can Find Additional Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and any related free writing prospectus.

General

We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement or any related free writing prospectus, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We have filed with the registration statement, of which this prospectus is a part, the senior debt indenture and two separate forms of indenture, one for the senior subordinated securities and one for the junior subordinated securities. We refer to each of these three indentures as an “indenture.” We refer to senior subordinated and junior subordinated securities as “subordinated.”

We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

The senior debt indenture provides and we anticipate that any other indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. The applicable prospectus supplement and any related free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	the aggregate principal amount of the securities;

•

the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	if convertible, the securities into which they are convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•

if other than at the corporate trust office of the trustee, the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	any provisions for denomination or payment of the securities in a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•

whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•

whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•

any provisions for payment of additional amounts on the securities in respect of any tax, assessment or governmental charge and rights for us to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any, relating to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

•	whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

•	the provisions relating to any security provided for the debt securities; and

•	the provisions relating to any guarantee of the debt securities.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as may be described in any prospectus supplement, an indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee, such other address as the trustee may designate from time to time by notice to the holders and the Company or the principal corporate trust office of any successor trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

•	in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an “exchange.” You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves.

The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

Under an indenture, we are or generally will be permitted to consolidate or merge with another company. In addition, we are or will be permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

•

if we merge out of existence or sell our assets, the other company must be an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and must agree to be legally responsible for our debt securities; and

•

immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements regarding notice of default or continuing default for a specific period of time were disregarded.

Certain Covenants

Existence.    Except as permitted and described above under “— Merger, Consolidation or Sale of Assets,” we will agree to do all things necessary to preserve and keep our existence, rights and franchises, provided that it is in our best interests for the conduct of business.

Provisions of Financial Information.    To the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and the trustee on or before the applicable SEC filing dates whether or not we remain required to do so under the Exchange Act.

Additional Covenants.    Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default and Related Matters

Events of Default.    The term “event of default” for any series of debt securities means any of the following:

•	We do not pay the principal or any premium on a debt security of that series within 30 days after its maturity date.

•	We do not pay interest on a debt security of that series within 30 days after its due date.

•	We do not deposit any sinking fund payment for that series within 30 days after its due date.

•

We remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of another series) for 60 days after we receive a written notice of default from the trustee or holders of at least a majority in principal amount of debt securities of the affected series specifying the breach and requiring it to be remedied.

•

We default under any of our other indebtedness in specified amounts after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive a written notice from the trustee or holders of at least a majority in principal amount of debt securities of the affected series specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled.

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We or one of our “significant subsidiaries,” if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur. The term “significant subsidiary” means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933 (the “Securities Act”).

•	Any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity satisfactory to it is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture, or else specifying any default.

Modification of an Indenture

There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Your Approval.    First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the currency of payment on a debt security;

•	impair your right to sue for payment;

•	modify the subordination provisions, if any, in a manner that is adverse to you;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default; or

•	waive a default or event of default in the payment of principal, interest, or premium, if any, on the debt securities.

Changes Requiring A Majority Vote.    The second type of change is the kind that requires the vote of holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default; however, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

Further Details Concerning Voting.    Debt securities are not considered outstanding, and therefore the holders of debt securities are not eligible to vote on matters relating thereto, if we have deposited or set aside in trust for such holders money for payment or redemption of debt securities or if we or one of our affiliates own the debt securities. The holders of debt securities are also not eligible to vote if the debt securities have been fully defeased as described below under “— Discharge, Defeasance and Covenant Defeasance — Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance

Discharge.    We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance.    We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government or U.S. government agency notes or bonds or, in some circumstances, depositary receipts representing these notes or bonds, that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we redeemed your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. This treatment would result in sale or exchange treatment of your notes, which would cause you to recognize gain or loss equal to the amount described in “Item 1 — Business —Taxation — U.S. Federal Income Tax Considerations — U.S. Federal Income and Estate Taxation of Holders of Our Debt Securities — U.S. Holders — Sale, Exchange or Other Disposition of Notes” included in our most recent Annual Report on Form 10-K; and

•	we must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance.    We can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions.

If we did accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•	any subordination provisions; and

•	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we did accomplish covenant defeasance, you could still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurred, for example, our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Guarantees

Our payment obligations under any series of our debt securities may be guaranteed by some or all of our subsidiaries. The guarantees may be secured or unsecured and may be senior or subordinated obligations. The guarantors will be identified and the terms of the guarantees will be described in the applicable prospectus supplement.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK

The following is a summary of certain terms of our common stock. Because this summary is not complete, you should refer to our certificate of incorporation and by-laws, which documents provide additional information regarding our common stock. See also “Description of Certain Provisions of Our Certificate of Incorporation and

By-Laws” below. Copies of our certificate of incorporation and by-laws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This summary is also subject to and qualified by reference to the description of the particular terms of the securities described in the applicable prospectus supplement or any related free writing prospectus.

Common stockholders are entitled to receive dividends when declared by the board of directors and after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding. Common stockholders have one vote per share, and there are no cumulative voting rights. If we are voluntarily or involuntarily liquidated or dissolved, common stockholders are to share ratably in our distributable assets remaining after the satisfaction of all of our debts and liabilities and the preferred stockholders’ prior preferential rights. Common stockholders do not have preemptive rights. The common stock will be, when issued, fully paid and nonassessable. The common stock is subject to restrictions on transfer under certain circumstances described under “Restrictions on Transfer of Securities” below. The transfer agent for our common stock is Computershare Shareowner Services LLC.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are outstanding or which we may designate and issue in the future. See “Description of Our Preferred Stock” below.

DESCRIPTION OF OUR PREFERRED STOCK

The following is a summary description of the material terms of our shares of preferred stock. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our certificate of incorporation and by-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This summary is also subject to and qualified by reference to the description of the particular terms of the securities described in the applicable prospectus supplement or any related free writing prospectus.

General

Our board of directors or a duly authorized committee thereof will determine the designations, preferences, limitations and relative rights of our authorized and unissued preferred stock. These may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•

the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions are payable;

•	if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of the series may be redeemed;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that we may issue in the future.

The following describes some general terms and provisions of the preferred stock to which a prospectus supplement or a related free writing prospectus may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation, including any applicable certificate of designation, and our by-laws.

The prospectus supplement or any related free writing prospectus will describe the specific terms as to each issuance of shares of preferred stock, including:

•	the description of the preferred stock;

•	the number of shares of preferred stock offered;

•	the offering price of the shares of preferred stock;

•	the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

•	the date from which distributions on the shares of preferred stock shall accumulate;

•	the voting rights, if any, of the holders of the shares of preferred stock;

•	the provisions for any auctioning or remarketing, if any, of the shares of preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the shares of preferred stock on a securities exchange;

•

whether the shares of preferred stock will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares;”

•	a discussion of federal income tax considerations;

•	the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

•	any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust; and

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

The shares of preferred stock are subject to restrictions on transfer under certain circumstances described under “Restrictions on Transfer of Securities” below.

Rank

Unless our board of directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the shares of preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all of our shares of common stock.

Distributions

Holders of shares of preferred stock of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. Even though the shares of preferred stock may specify a fixed rate of distribution, our board of directors must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board of directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom dividends are payable.

Distributions on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of directors fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future. If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred stock ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred stock. No interest will be payable in respect of any distribution payment that may be in arrears.

Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon shares of common stock or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in shares of common stock or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on shares of common stock or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

We may have the right or may be required to redeem one or more series of preferred stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.

If the redemption price for shares of preferred stock of any series is payable only from the net proceeds of our issuance of shares of capital stock, the terms of the preferred stock may provide that, if no shares of such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our shares of common stock or any other shares of capital stock ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise provided in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of shares of preferred stock, our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the shares of preferred stock upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled. For these purposes, our consolidation or merger with or into any other corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation.

Voting Rights

Holders of the shares of preferred stock will not have any voting rights, except as described below or as otherwise from time to time required by law or as specified in the applicable prospectus supplement. As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each holder thereof will in effect be entitled to a fraction of a vote per depositary share.

Unless otherwise provided for in an applicable series, so long as any shares of preferred stock are outstanding, we may not, without the affirmative vote or consent of the holders of a majority of the shares (or such greater vote or consent as is required by the then current rules of any stock exchange or trading market on which we shall have listed the applicable series of preferred stock for trading or as otherwise provided in our organizational documents) of each series of preferred stock outstanding at that time:

•

authorize, create or increase the authorized or issued amount of any class or series of shares of capital stock ranking senior to that series of preferred stock with respect to distribution and liquidation rights;

•	reclassify any authorized shares of capital stock into a series of shares of capital stock ranking senior to that series of preferred stock with respect to distribution and liquidation rights;

•

create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of capital stock ranking senior to that series of preferred stock with respect to distribution and liquidation rights; and

•	amend, alter or repeal the provisions of our certificate of incorporation relating to that series of preferred stock that materially and adversely affects the series of preferred stock.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of capital stock ranking on parity with or junior to a series of preferred stock with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

Conversion Rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred stock into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other capital stock into which the shares of preferred stock are convertible, the conversion price or manner of determining it, the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred stock for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred stock. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of shares of preferred stock represented by depositary shares. The applicable prospectus supplement and any related free writing prospectus will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized in this section certain terms and provisions of the deposit agreement, the depositary shares and the receipts representing depositary shares. The summary is not complete. You should read the forms of deposit agreement and depositary receipt that we will file with the SEC at or before the time of the offering of the depositary shares for additional information before you buy any depositary shares.

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Distributions

A depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Depositary shares that represent shares of preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder’s depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for shares of common stock or preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding (or such greater approval as is required by the then current rules of any stock exchange or trading market on which we shall have listed the applicable underlying series of preferred stock for trading or as otherwise provided in our organizational documents) must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of a Depositary

A depositary may resign at any time by providing us notice of its election to resign. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company that has its principal office in the United States and a combined capital and surplus of at least $50 million.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related shares of preferred stock, including, without limitation, proxy solicitation materials. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice. Neither we nor any depositary will be liable if either party is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct.

Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The applicable prospectus supplement and any related free writing prospectus will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We have summarized in this section certain terms and provisions of the warrant agreement and the warrants. The summary is not complete. You should read the forms of warrant and warrant agreement that we will file with the SEC at or before the time of the offering of the applicable series of warrants for additional information before you buy any warrants.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter into a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

In the case of each series of warrants, the applicable prospectus supplement and any related free writing prospectus will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•	the offering price;

•	the number of warrants offered;

•	the securities underlying the warrants;

•	the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the date on which the warrants will expire;

•	federal income tax consequences;

•	the rights, if any, we have to redeem the warrants;

•	the name of the warrant agent; and

•	the other terms of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding (or such greater approval as is required by the then current rules of any stock exchange or trading market on which we shall have listed the applicable underlying shares of capital stock for trading or as otherwise provided in our organizational documents) approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement and any related free writing prospectus will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

RESTRICTIONS ON TRANSFER OF SECURITIES

For us to qualify as a real estate investment trust, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. In order to ensure that this requirement is satisfied, our by-laws (with respect to our common stock and preferred stock) and our certificates of designation (for our preferred stock) provide that no person may acquire securities that would result in the direct or indirect beneficial ownership of more than 9.8% of our common stock or more than 9.8% in value of our outstanding capital stock by such person. For purposes of application of such limitations to any person, all options, warrants, convertible securities or other rights to acquire our capital stock held directly or indirectly by such person will be treated as if all such rights had been exercised. If any securities in excess of this limit are issued or transferred to any person, such issuance or transfer shall be valid only with respect to such amount of securities as does not exceed this limit, and such issuance or transfer will be void with respect to the excess. The board of directors may grant limited exemptions from the ownership restrictions set forth in the by-laws to specified persons if the board determines that each such limited exemption is in the best interests of us and our stockholders.

Our by-laws and certificates of designation further provide that, if the foregoing stock ownership limitations are determined to be invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of the shares or other securities will be deemed to have acted as our agent in acquiring the shares or other securities that are in excess of the limit, and will be deemed to hold such excess shares or securities on our behalf. As the equivalent of treasury securities for such purposes, the excess securities will not be entitled to any voting rights, will not be considered to be outstanding for quorum or voting purposes, and will not be entitled to receive dividends, interest or any other distribution with respect to such securities. Any person who receives dividends, interest or any other distribution in respect of the excess securities will hold the same as our agent and for the transferee of the excess securities following a permitted transfer.

In addition, under our by-laws and certificates of designation, we may refuse to transfer any shares, passing either by voluntary transfer, by operation of law, or under the last will and testament of any stockholder, if such transfer would or might, in the opinion of our board of directors or counsel, disqualify us as a real estate investment trust.

DESCRIPTION OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF

INCORPORATION AND BY-LAWS

Anti-Takeover Provisions

Our certificate of incorporation and by-laws contain provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect are:

•	A provision permitting our board of directors to make, amend or repeal our by-laws.

•

Authorization for our board of directors to issue preferred stock in series and to fix the rights and preferences of the series, including, among other things, whether and to what extent the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters (see “Description of Our Preferred Stock” above).

•	A prohibition on stockholders taking action by written consent in lieu of a meeting.

•	Advance notice procedures with respect to nominations of directors by stockholders and proposals by stockholders of business at an annual meeting.

•	The grant only to our board of directors of the right to call special meetings of stockholders.

•	Limitations on the number of shares of our capital stock that may be beneficially owned, directly or indirectly, by any one stockholder (see “Restrictions on Transfer of Securities” above).

•	Limitations on transactions that involve us and any stockholder who beneficially owns 5% or more of our voting stock (see “— Limitations on Transactions Involving Us and Our Stockholders” below).

•

A provision permitting amendment by the stockholders of certain of the provisions listed above only by an affirmative vote of the holders of at least three-quarters of all of the outstanding shares of our voting stock, voting together as a single class.

Limitations on Transactions Involving Us and Our Stockholders

Under our by-laws, in addition to any vote otherwise required by law, our certificate of incorporation or our by-laws, the following transactions will require the affirmative vote of the holders of at least 75% of the voting power of our then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	Our merger or consolidation with or into

•	any stockholder that owns 5% or more of our voting stock; or

•	any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of a stockholder that owns 5% or more of our voting stock.

•

Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of substantially all of our assets, in one transaction or a series of transactions, to or with any stockholder that owns 5% or more of our voting stock or an affiliate of any such stockholder.

•

Any reclassification of our securities, including any reverse stock split, or recapitalization or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity securities that is directly or indirectly owned by any stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder, whether or not the transaction involves such a stockholder.

•	The adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of a stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder.

These provisions will not apply to any of the transactions described above if:

•

We are at the time of the consummation of the transaction, and at all times throughout the preceding twelve months have been, directly or indirectly, the owner of a majority of each class of the outstanding equity securities of the 5% stockholder that is a party to the transaction; or

•	The transaction has been approved by a majority of the members of our board of directors who, at the time such approval is given, were not affiliates or nominees of the 5% stockholder; or

•	Both of the following conditions have been met:

•

the aggregate amount of the cash and the fair market value, as determined in good faith by our board of directors, of the consideration other than cash to be received per share by holders of our voting stock in such transaction shall be at least equal to the highest per share price paid by the 5% stockholder for any shares of voting stock acquired by it:

•	within the two-year period immediately prior to the first public announcement of the proposal of the transaction, or

•	in the transaction in which it became a 5% stockholder, whichever is higher; and

•

the consideration to be received by holders of a particular class of outstanding voting stock shall be in cash or in the same form as the 5% stockholder previously paid for shares of such voting stock. If the 5% stockholder paid for shares of any class of voting stock with varying forms of consideration, the form of consideration to be paid by the 5% stockholder for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by the stockholder.

The foregoing summary of certain provisions of our certificate of incorporation and by-laws does not purport to be complete or to give effect to provisions of statutory or common law. The foregoing summary is subject to, and qualified in its entirety by reference to, the provisions of applicable law and our certificate of incorporation and by-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement and any related free writing prospectus will (1) describe the plan of distribution of the securities, (2) describe the terms of the offering and (3) name any managing underwriter or underwriters, underwriter, dealer or agent involved in the offer and sale of the securities.

We also may, from time to time, authorize underwriters and our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts, commissions or fees and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent, or both. The applicable prospectus supplement will disclose:

•	any underwriting compensation we pay to underwriters or agents in connection with the offering of securities; and

•	any discounts, concessions or commissions allowed by underwriters to participating dealers.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters and any discounts, commissions and fees received by them and any profit realized by them on resale of the securities may be deemed to be underwriting compensation, discounts and commissions. We may agree to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to make contribution to them in connection with those liabilities.

If indicated in the applicable prospectus supplement, we may also offer and sell securities through one or more firms that will remarket the securities. These firms may act as principals for their own account or as our agents. These firms may be deemed to be underwriters in connection with the securities being remarketed. We may agree to indemnify these firms against liabilities, including liabilities under the Securities Act.

Upon the terms and conditions of the applicable prospectus supplement, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the securities made by the underwriters in the open market prior to the completion of the offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short covering transactions. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time.

If indicated in the applicable prospectus supplement, we may authorize underwriters, agents or dealers to solicit offers by institutions to purchase securities at the offering price set forth in that prospectus supplement under delayed delivery contracts providing for payment and delivery on the dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except:

•

the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

•	if the securities are also being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts.

Underwriters and agents will have no responsibility in respect of the delivery or performance of contracts.

Some of the underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder purchase rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder purchase rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder purchase rights, the stockholder purchase rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder purchase rights, including:

•	whether common stock, preferred stock or some other type of capital stock, or warrants for those securities, will be offered under the stockholder purchase rights;

•	the number of those securities or warrants that will be offered under the stockholder purchase rights;

•	the period during which and the price at which the stockholder purchase rights will be exercisable;

•	the number of stockholder purchase rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder purchase rights; and

•	any other material terms of the stockholder purchase rights.

Underwriters and our agents may offer and sell the securities at:

•	fixed prices, which may be changed;

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

LEGAL OPINIONS

Certain legal matters regarding the securities offered hereby will be passed upon for us by Shumaker, Loop & Kendrick, LLP, Toledo, Ohio. As of May 4, 2012, the attorneys of Shumaker, Loop & Kendrick, LLP participating in the preparation of this prospectus, the registration statement and the required legal opinions beneficially held, in the aggregate, approximately 1,688 shares of our common stock and 2,000 shares of our preferred stock. Arnold & Porter LLP will pass upon certain federal income tax matters relating to us. Any underwriters or agents will be represented by their own legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance upon Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is a statement of the estimated fees and expenses, other than underwriting discounts and commissions, to be incurred by the Company in connection with the offerings described in this Registration Statement.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee’s fees and expenses		**
Transfer agent’s fees and expenses		**
Printing expenses and postage		**
Rating agency fees		**
Listing fees		**
Miscellaneous		**

Total	$	**

*	The Company is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of all of the registration fee.

**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The foregoing sets forth the general categories of fees and expenses that we anticipate we will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate fees and expenses in connection with the distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Officers and Directors.

Section 7 of our Second Restated Certificate of Incorporation, as amended, provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (4) for any transaction from which the director derived any improper personal benefit. Section 7 also provides that if the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of our directors will be eliminated or limited to the extent permitted by the DGCL, as so amended. The Second Restated Certificate of Incorporation also states that any repeal or modification of the foregoing paragraph by our stockholders will not adversely affect any right or protection of our directors existing at the time of such repeal or modification.

Our Fourth Amended and Restated By-Laws provide that we will indemnify, to the extent permitted by the DGCL, any current or past director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at our request as a director, officer, employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such threatened, pending or completed action, suit or proceeding. Our Fourth Amended and Restated By-Laws further obligate us to pay all expenses incurred by a current or past director or officer in defending or investigating a threatened or pending action, suit or proceeding of the nature referenced above in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by us as provided above. Under these provisions, however, we are not obligated to indemnify any person in connection with a proceeding initiated by such person unless such proceeding is in connection with a claim by such person to enforce rights as stated above or was authorized or consented to by our Board of Directors.

We have entered into indemnification agreements with our directors, executive officers and officers to assure them that they will be indemnified to the extent permitted by the Second Restated Certificate of Incorporation, Fourth Amended and Restated By-Laws and Delaware law. The indemnification agreements cover, subject to certain exceptions and limitations, any and all expenses, judgments, fines, penalties, and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, and obligate the director, executive officer or officer to reimburse us for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director, executive officer or officer is not entitled to indemnification.

Delaware law requires indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in, or not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), Delaware law permits indemnification for expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement. In the case of a claim by, or in the right of, the corporation (including stockholder derivative suits), indemnification under the DGCL is limited to expenses (including attorneys’ fees) and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, such indemnification is nonetheless proper. Delaware law also permits the advancement of expenses to directors and officers of the corporation upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified by the corporation.

We maintain indemnification insurance that provides for reimbursement of indemnification payments properly and lawfully made to our directors and officers and coverage, subject to certain exceptions and limitations, for directors and officers in situations where we cannot or do not indemnify them.

Item 16.	Exhibits.

1	Underwriting Agreement.*
3.1(a)	Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 10-K filed March 20, 2000 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(b)	Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 10-K filed March 20, 2000 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(c)	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 10-K filed March 20, 2000 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(d)	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed June 13, 2003 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(e)	Certificate of Designation of 7 7/8% Series D Cumulative Redeemable Preferred Stock of the Company (filed with the Commission as Exhibit 2.5 to the Company’s Form 8-A/A filed July 8, 2003 (File No. 001-08923), and incorporated herein by reference thereto).

3.1(f)	Certificate of Designation of 7 5/8% Series F Cumulative Redeemable Preferred Stock of the Company (filed with the Commission as Exhibit 2.5 to the Company’s Form 8-A filed September 10, 2004 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(g)	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.9 to the Company’s Form 10-Q filed August 9, 2007 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(h)	Certificate of Change of Location of Registered Office and of Registered Agent of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 10-Q filed August 6, 2010 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(i)	Certificate of Designation of 6% Series H Cumulative Convertible and Redeemable Preferred Stock of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 10-Q filed May 10, 2011 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(j)	Certificate of Designation of 6.50% Series I Cumulative Convertible Perpetual Preferred Stock of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed March 7, 2011 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(k)	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed May 10, 2011 (File No. 001-08923), and incorporated herein by reference thereto).
3.1(l)	Certificate of Designation of 6.50% Series J Cumulative Redeemable Preferred Stock of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed March 8, 2012 (File No. 001-08923), and incorporated herein by reference thereto).
3.2	Fourth Amended and Restated By-Laws of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed November 1, 2011 (File No. 001-08923), and incorporated herein by reference thereto).
4.1(a)	Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed September 9, 2002 (File No. 001-08923), and incorporated herein by reference thereto).
4.1(b)	Supplemental Indenture No. 1, dated as of September 6, 2002, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed September 9, 2002 (File No. 001-08923), and incorporated herein by reference thereto).
4.1(c)	Amendment No. 1, dated March 12, 2003, to Supplemental Indenture No. 1, dated as of September 6, 2002, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed March 14, 2003 (File No. 001-08923), and incorporated herein by reference thereto).
4.1(d)	Supplemental Indenture No. 2, dated as of September 10, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed September 24, 2003 (File No. 001-08923), and incorporated herein by reference thereto).
4.1(e)	Amendment No. 1, dated September 16, 2003, to Supplemental Indenture No. 2, dated as of September 10, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.4 to the Company’s Form 8-K filed September 24, 2003 (File No. 001-08923), and incorporated herein by reference thereto).
4.1(f)	Supplemental Indenture No. 3, dated as of October 29, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed October 30, 2003 (File No. 001-08923), and incorporated herein by reference thereto).

4.1(g)	Amendment No. 1, dated September 13, 2004, to Supplemental Indenture No. 3, dated as of October 29, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and The Bank of New York Trust Company, N.A., as successor to Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed September 13, 2004 (File No. 001-08923), and incorporated herein by reference thereto).
4.1(h)	Supplemental Indenture No. 4, dated as of April 27, 2005, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and The Bank of New York Trust Company, N.A. (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed April 28, 2005 (File No. 001-08923), and incorporated herein by reference thereto).
4.1(i)	Supplemental Indenture No. 5, dated as of November 30, 2005, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and The Bank of New York Trust Company, N.A. (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed November 30, 2005 (File No. 001-08923), and incorporated herein by reference thereto).
4.2(a)	Indenture, dated as of November 20, 2006, between the Company and The Bank of New York Trust Company, N.A. (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed November 20, 2006 (File No. 001-08923), and incorporated herein by reference thereto).
4.2(b)	Supplemental Indenture No. 1, dated as of November 20, 2006, between the Company and The Bank of New York Trust Company, N.A. (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed November 20, 2006 (File No. 001-08923), and incorporated herein by reference thereto).
4.2(c)	Supplemental Indenture No. 2, dated as of July 20, 2007, between the Company and The Bank of New York Trust Company, N.A. (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed July 20, 2007 (File No. 001-08923), and incorporated herein by reference thereto).
4.3(a)	Indenture, dated as of March 15, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed March 15, 2010 (File No. 001-08923), and incorporated herein by reference thereto).
4.3(b)	Supplemental Indenture No. 1, dated as of March 15, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed March 15, 2010 (File No. 001-08923), and incorporated herein by reference thereto).
4.3(c)	Amendment No. 1 to Supplemental Indenture No. 1, dated as of June 18, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed with the Commission as Exhibit 4.3 to the Company’s Form 8-K filed June 18, 2010 (File No. 001-08923), and incorporated herein by reference thereto).
4.3(d)	Supplemental Indenture No. 2, dated as of April 7, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed April 7, 2010 (File No. 001-08923), and incorporated herein by reference thereto).
4.3(e)	Amendment No. 1 to Supplemental Indenture No. 2, dated as of June 8, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed with the Commission as Exhibit 4.3 to the Company’s Form 8-K filed June 8, 2010 (File No. 001-08923), and incorporated herein by reference thereto).
4.3(f)	Supplemental Indenture No. 3, dated as of September 10, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed September 13, 2010 (File No. 001-08923), and incorporated herein by reference thereto).
4.3(g)	Supplemental Indenture No. 4, dated as of November 16, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed November 16, 2010 (File No. 001-08923), and incorporated herein by reference thereto).
4.3(h)	Supplemental Indenture No. 5, dated as of March 14, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed March 14, 2011 (File No. 001-08923), and incorporated herein by reference thereto).

4.3(i)	Supplemental Indenture No. 6, dated as of April 3, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed April 4, 2012 (File No. 001-08923), and incorporated herein by reference thereto).
4.4	Form of Indenture for Senior Subordinated Debt Securities (filed with the Commission as Exhibit 4.9 to the Company’s Form S-3 (File No. 333-73936) filed November 21, 2001, and incorporated herein by reference thereto).
4.5	Form of Indenture for Junior Subordinated Debt Securities (filed with the Commission as Exhibit 4.10 to the Company’s Form S-3 (File No. 333-73936) filed November 21, 2001, and incorporated herein by reference thereto).
4.6	Form of Warrant Agreement.*
4.7	Form of Deposit Agreement, including form of Health Care REIT, Inc. Depositary Receipt for Health Care REIT, Inc. Depositary Shares.*
4.8	Third Amended and Restated Dividend Reinvestment and Stock Purchase Plan (filed with the Commission on the Company’s Form S-3 (File No.: 333-166705) filed May 10, 2010, and incorporated herein by reference thereto).
5	Opinion of Shumaker, Loop & Kendrick, LLP.
8	Tax Opinion of Arnold & Porter LLP.
12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (Unaudited) (filed with the Commission as Exhibit 12 to the Company’s Form 8-K filed February 29, 2012, and incorporated herein by reference thereto).
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.
23.3	Consent of Arnold & Porter LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 8.
24.1	Power of Attorney executed by William C. Ballard, Jr. (Director).
24.2	Power of Attorney executed by Pier C. Borra (Director).
24.3	Power of Attorney executed by Daniel A. Decker (Director).
24.4	Power of Attorney executed by Thomas J. DeRosa (Director).
24.5	Power of Attorney executed by Jeffrey H. Donahue (Director).
24.6	Power of Attorney executed by Peter J. Grua (Director).
24.7	Power of Attorney executed by Fred S. Klipsch (Director).
24.8	Power of Attorney executed by Sharon M. Oster (Director).
24.9	Power of Attorney executed by Jeffrey R. Otten (Director).
24.10	Power of Attorney executed by R. Scott Trumbull (Director).
24.11	Power of Attorney executed by George L. Chapman (Director, Chairman of the Board, Chief Executive Officer and President and Principal Executive Officer).
24.12	Power of Attorney executed by Scott A. Estes (Executive Vice President and Chief Financial Officer and Principal Financial Officer).
24.13	Power of Attorney executed by Paul D. Nungester, Jr. (Senior Vice President and Controller and Principal Accounting Officer).
25.1	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 in respect of the Indenture for Senior Debt Securities referenced in Exhibit 4.3(a).
25.2	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 in respect of the Indenture for Senior Subordinated Debt Securities referenced in Exhibit 4.4.
25.3	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 in respect of the Indenture for Junior Subordinated Debt Securities referenced in Exhibit 4.5.

*	To be filed as an exhibit to a Form 8-K and incorporated herein by reference or by post-effective amendment.

Item 17.	Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is relying on Rule 430B:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of Toledo, State of Ohio, on May 4, 2012.

HEALTH CARE REIT, INC.

By:	/s/ George L. Chapman
George L. Chapman
Chairman, Chief Executive Officer and President and Director (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George L. Chapman his or her attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 4, 2012 by the following person in the capacities indicated.

/s/ WILLIAM C. BALLARD, JR.* William C. Ballard, Jr., Director	/s/ SHARON M. OSTER* Sharon M. Oster, Director

/s/ PIER C. BORRA* Pier C. Borra, Director	/s/ JEFFREY R. OTTEN* Jeffrey R. Otten, Director

/s/ DANIEL A. DECKER* Daniel A. Decker, Director	Judith C. Pelham, Director

/s/ THOMAS J. DEROSA* Thomas J. DeRosa, Director	/s/ R. SCOTT TRUMBULL* R. Scott Trumbull, Director

/s/ JEFFREY H. DONAHUE* Jeffrey H. Donahue, Director	/s/ GEORGE L. CHAPMAN George L. Chapman, Chairman, Chief Executive Officer and President and Director (Principal Executive Officer)

/s/ PETER J. GRUA* Peter J. Grua, Director	/s/ SCOTT A. ESTES* Scott A. Estes, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ FRED S. KLIPSCH* Fred S. Klipsch, Director	/s/ PAUL D. NUNGESTER, JR.* Paul D. Nungester, Jr., Senior Vice President and Controller (Principal Accounting Officer)

*By: /s/ GEORGE L. CHAPMAN George L. Chapman, Attorney-in-Fact